UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): November 9, 2007
RAE Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31783	77-0588488
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
3775 North First Street
San Jose, California 95134
408-952-8200
(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
     On November 9, 2007, RAE Systems Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Sale Agreement”) with D.R. Stephens & Company, LLC (the “Buyer”) whereby, subject to Buyer’s inspection and approval of the property, the Company has agreed to sell to Buyer or its assignee the Company’s current corporate headquarters at 3775 North First Street, San Jose, CA 95134, its underlying parcel of land and all equipment and improvements not used in the operations of the Company’s business (collectively, the “Property”) for an aggregate purchase price of $12.7 million in cash payable in full at the closing of the sale of the Property. The Sale Agreement provides that upon closing of the sale of the Property, the Company will enter into a Lease Agreement (the “Lease”) with the Buyer or its assignee for the Company’s continued occupancy of the Property as a tenant. The Lease will be on a “Triple Net” basis and will have a ten year term with an option to extend for five additional years, for annual base rent of $892,080, subject to annual increases of 3%.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 15, 2007

RAE SYSTEMS INC.
By:	/s/ Randall Gausman
	Name:	Randall Gausman
	Title:	Vice President and Chief Financial Officer